UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

DELAWARE	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On March 27, 2014, Shepherd’s Finance, LLC (the “Registrant”) entered into a Sixth Amendment (the “Sixth Amendment”) to that certain Credit Agreement by and between the Registrant, Benjamin Marcus Homes, L.L.C. (“BMH”), Investor’s Mark Acquisitions, LLC (“IMA”), and Mark L. Hoskins (the “Credit Agreement”), pursuant to which the Registrant extended an additional loan (the “Lot 2 Construction Loan”) to BMH to be used for the construction of a home on a parcel of land which previously served as collateral for the Registrant’s development loan to IMA, which land is located in a suburb of Pittsburgh, Pennsylvania. The Sixth Amendment also restates and clarifies the terms of the additional loan extended to BMH pursuant to the Fifth Amendment to the Credit Agreement (the “Lot 5 Construction Loan”), and amends and supersedes such Fifth Amendment. The Lot 5 Construction Loan is also to be used for the construction of a home on a parcel of land which previously served as collateral for the Registrant’s development loan to IMA, which land is located in a suburb of Pittsburgh, Pennsylvania. This discussion is qualified in its entirety by the Sixth Amendment, attached as Exhibit 10.1 hereto.

The Lot 5 Construction Loan is for an amount up to $747,500, and the Lot 2 Construction Loan is for an amount up to $750,000. Each of the loans are evidenced by promissory notes and are secured by first mortgages on the homes financed under such loans. Each of the loans is subject to a loan fee of 5% of the full amount of the loan (reduced by $5,000 for the Lot 2 Construction Loan), and bears interest at a rate of the Registrant’s cost of funds plus 2%. Unlike the other loans extended pursuant to the Credit Agreement, the release prices paid for each of the lots securing the loans established by the Sixth Amendment will not be applied to fund the balance of the Interest Escrow established pursuant to the Credit Agreement, and interest on the loans will not be paid from the Interest Escrow. The outstanding balance of the two loans extended pursuant to the Sixth Amendment will not be included when calculating the amount outstanding pursuant to Section 2.05(f) of the Credit Agreement. Except as set forth in the Sixth Amendment, all other material terms of the loans are governed by the terms of the Credit Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Sixth Amendment to Credit Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: April 2, 2014	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager